Exhibit B

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G/A to which this exhibit is attached is filed on behalf of each of them in capacities set forth below.

Dated: February 13, 2012

TRIDENT II, L.P.
By:	Trident Capital II, L.P., its sole general partner
By:	CD Trident II, LLC, a general partner

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Vice President

TRIDENT CAPITAL II, L.P.
By:	CD Trident II, LLC, a general partner

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Vice President

STONE POINT CAPITAL LLC

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Principal

MARSH & MCLENNAN CAPITAL PROFESSIONALS FUND, L.P.
By:	Stone Point GP Ltd., its sole general partner

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Secretary

MARSH & MCLENNAN EMPLOYEES’ SECURITIES COMPANY, L.P.
By:	Marsh & McLennan GP I, Inc., its sole general partner
By:	Stone Point Capital LLC, agent/attorney-in-fact

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Principal